                              EXHIBIT 4.6

     THIS  WARRANT  AND ANY SHARES ACQUIRED UPON THE  EXERCISE  OF
     THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM SUCH REGISTRATION.

_______________, 1996                     Warrant No. ___________

               CURTIS MATHES HOLDING CORPORATION
                     STOCK PURCHASE WARRANT

Registered Owner:   ____________________

     For value received, CURTIS MATHES HOLDING CORPORATION, a Texas corporation, (the ''Corporation'') grants the following rights to the Registered Owner, or assigns, of this Warrant:

     (a) RESTRICTED STOCK; REGISTRATION. The shares of Common Stock of the Corporation purchased upon exercise of this Warrant (''Restricted Stock'') or purchasable upon exercise of this Warrant
(''Underlying Stock'') shall not be transferable except upon the conditions stated below, which are intended to insure compliance with federal and state securities laws. If, at the time of exercise of this Warrant by the Registered Owner, or assigns, the representations and warranties made by the Registered Owner in the Subscription Agreement of even date herewith are then current, or representations made by the then current owner of this Warrant at the time of exercise reflect compliance with Regulation S, the Company will undertake to cause the Underlying Stock to be issued to the Registered Owner, or assigns, pursuant to Regulation S. The certificates representing these shares of stock, unless the same are registered prior to exercise of this Warrant, or unless the same are exempt from registration under Regulation S, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     ''The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The securities have been acquired for investment and may not be sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and any applicable state securities laws or an opinion of counsel satisfactory in form and substance to counsel for the Corporation that the transaction shall not result in a violation of state or federal securities laws.''

     (b)   ISSUE.     Upon  tender to the Corporation  (as  defined  in
paragraph (f) hereof), the Corporation shall issue to the registered Owner, or assigns, hereof up to the number of shares specified in paragraph (c) hereof of fully paid and nonassessable shares of Common Stock of the Corporation that the registered Owner, or assigns, is otherwise entitled to purchase.
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     (c)   NUMBER  OF  SHARES.   The total number of shares  of  Common
Stock of the Corporation that the registered Owner, or assigns, of this Warrant is entitled to receive upon exercise of this Warrant is ________________ shares, in whole or in part. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock
to   satisfy   all  conversion  and  purchase  rights  represented   by
outstanding convertible securities, options and warrants, including this Warrant. The Corporation covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of the shares.

     (d)   EXERCISE PRICE.     The exercise price of this Warrant,  the
price at which the shares of stock purchasable upon exercise of this Warrant may be purchased, is One and 25/100 Dollars ($1.25) per share.

     (e)   EXERCISE  PERIOD.     This Warrant  may  only  be  exercised
beginning on October 21, 1996 and up to and including March 31, 1997 (''Exercise Period''). If not exercised during this period, this Warrant and all rights granted under this Warrant shall expire and lapse.

     (f) TENDER. The exercise of this Warrant must be accomplished by actual delivery of the Exercise Price in cash, by wire transfer, by execution and delivery of a Subscription Agreement in the form attached hereto, and by actual delivery of a duly executed exercise form, a copy of which is attached to this Warrant as Exhibit ''1'', properly executed by the registered Owner, or assigns, of this Warrant, and by surrender of this Warrant. The payment and exercise form must be delivered, personally or by mail, to the registered office of the Corporation. Documents sent by mail shall be deemed to be delivered when they are received by the Corporation.

     IN WITNESS WHEREOF, the Corporation has signed this Warrant by its duly authorized officers effective as of September 9, 1996.

                              CURTIS MATHES HOLDING CORPORATION

Corporate Seal                By:  ______________________________
                                   Patrick A. Custer, President

                          EXHIBIT "1"

                     Warrant Exercise Form

TO:  CURTIS MATHES HOLDING CORPORATION

     The undersigned hereby: (1) irrevocably subscribes for and offers to purchase _________ shares of Common Stock of CURTIS MATHES HOLDING CORPORATION, pursuant to Warrant No. ____________ heretofore issued to ______________ on September 9, 1996; (2) encloses payment of $_____________ US for these shares at a price of One and 25/100 Dollars ($1.25) per share; and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.
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     Date:     ____________________

INVESTOR NAME: ___________________

By:  ______________________________

Printed Name:  ____________________

Title:         ____________________

Address:  ____________________

          ____________________

Signature guaranteed by: